Exhibit 3.5

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                OSWEGO COUNTY MHC
                       (Formerly Interim One Savings Bank)
                         Under Articles VI, VI-C and XVI
                               of the Banking Law
                            of the State of New York


                                    ARTICLE I

         The name of the corporation is Oswego County MHC (the "Corporation").


                                   ARTICLE II

                                PRINCIPAL OFFICE

         The Corporation's principal office is located at 44 East Bridge Street, Oswego, New York 13126-2547.


                                   ARTICLE III

                               PURPOSE AND POWERS

         The purpose of the Corporation is to pursue any or all of the lawful objectives of a mutual holding company and a mutual savings bank chartered under the Banking Law of the State of New York except deposit-taking powers, and to exercise all of the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, or as they may hereafter be amended, subject to all lawful and applicable rules, regulations and orders of the Banking Board of the State of New York (the "Banking Board") and the New York Superintendent of Banks and any other lawful and applicable laws, rules, regulations and orders.


                                   ARTICLE IV

                                    DURATION

         The duration of the Corporation is perpetual.

                                    ARTICLE V

                                  INCORPORATORS

         The name, occupation, residence and post office address of each incorporator of the Corporation is set forth below. All such incorporators are citizens of the United States.


===============================================================================================================
Name                               Occupation                                    Residence and P.O. Address

Bruce P. Frassinelli               Retired Publisher of the Palladium            139 Arcadia Avenue
                                   Times Newspaper                               Oswego, NY  13126
Paul Heins                         Owner                                         1217 State Route 49
                                   Paul's Big M Grogery Store                    Constantia, NY  13044
Paul W. Schneible                  Certified Public Accountant                   112 Lakeshore Road
                                                                                 Oswego, NY  13126
Michael R. Brower                  Agriculture                                   56 Park Street
                                                                                 Pulaski, NY  13142
Bernard Shapiro                    Retired Clothier                              15 Wheeler Avenue
                                                                                 Fayetteville, NY  13066
Carl K. Walrath                    Retired Insurance                             47 Burden Drive
                                                                                 Oswego, NY  13126
Gregory Kreis                      President and CEO                             944 Kingdom Road
                                   Oswego County Savings Bank                    P.O. Box 3011
                                                                                 Oswego, NY  13126
===============================================================================================================


The incorporators will not contribute any amounts to a surplus fund because the Corporation, as a mutual holding company, does not have deposit-taking powers and as a result thereof, the Superintendent of Banks of the State of New York has waived the requirement to establish such a fund under the Banking Law of the State of New York.

                                   ARTICLE VI

                                BOARD OF TRUSTEES

         The Board of Trustees of the Corporation shall have the entire management and control of the affairs of the Corporation. The number of trustees shall not be less than seven (7) nor more than twenty (20). The exact number of trustees shall be fixed from time to time by the Board of Trustees pursuant to a resolution adopted by a majority of the Board of Trustees. The incorporators of the Corporation, each of whom is free of the disqualifications specified in
Section 246 of the Banking Law of the State of New York, shall constitute the first Board of Trustees of the Corporation.


                                   ARTICLE VII

                       LIQUIDATION AND SUBSCRIPTION RIGHTS

         Section 1. Liquidation Rights. As long as the Corporation is in the mutual form of organization, the entire net worth of the Corporation, as it may increase or decrease over time, shall constitute a liquidation account for the benefit of holders of deposit accounts in Oswego County Savings Bank (the "Bank") and any other savings bank subsidiary of the Corporation. In the event of a complete liquidation of the Corporation (and only in such event), all holders of deposit accounts in the Bank and any other savings bank subsidiary of the Corporation on the record date established in connection with such liquidation shall be entitled to receive pro rata the avails of the Corporation's net worth after payment of expenses of settling the Corporation's affairs and satisfaction of all liabilities of the Corporation. The designation of the Corporation's net worth as a liquidation account shall not operate to restrict the use or application of the net worth accounts of the Corporation.

         In the event that the Corporation converts from the mutual to the stock form of organization, the net worth of the Bank shall no longer be designated a liquidation account and, instead, the Bank and any other savings bank subsidiary of the Corporation shall at that time establish a liquidation account which shall in the aggregate equal the Corporation's liquidation account as of its last periodic report of condition immediately preceding such conversion from mutual to stock form. The liquidation account established by the Bank and any other savings bank subsidiary of the Corporation shall be in the same proportion to the Corporation's liquidation account that the total deposits of the Bank and any other qualifying savings bank subsidiary of the Corporation respectively bears to the total deposits of all such subsidiary savings banks of the Corporation and shall be in compliance with applicable provisions of the Banking Law of the State of New York and regulations of the Banking Board thereunder.

         Section 2. Subscription Rights. In the event that the Corporation converts from the mutual to the stock form of organization, the eligible deposit account holders in the Bank and any other savings bank subsidiary of the Corporation shall be entitled to such subscription rights as may be required by the Banking Law of the State of New York and regulations of the Banking Board thereunder.

         Section 3. Limitation. Except as specifically set forth herein or in the Banking Law of the State of New York and regulations of the Banking Board thereunder, no holder of a deposit account in the Bank shall have any other rights (including voting rights) as such with respect to the Corporation or any of its assets or properties.


                                  ARTICLE VIII

                      AMENDMENT OF ORGANIZATION CERTIFICATE


         No amendment, addition, alteration, change or repeal of this Organization Certificate shall be made unless it is authorized by vote of a majority of the Board of Trustees of the Corporation.

         IN WITNESS WHEREOF, we hereby certify that the Corporation was chartered under the name "Interim One Savings Bank" pursuant to an Organization Certificate filed by the Superintendent of Banks of the State of New York on ______________, 1999; that the Board of Trustees of the Corporation and the eligible depositors of Oswego County Savings Bank have approved an amendment of such Organization Certificate to change the name of the Corporation to "Oswego County MHC" and directed that the text of such Organization Certificate, as amended, be restated to read in full as set forth above; and that we have made, signed and acknowledged this certificate in duplicate, this __ day of _____ 1999.


                                OSWEGO COUNTY MHC



                                By:
                                   ----------------------------------------
                                   Gregory J. Kreis
                                   President and Chief Executive Officer



                                By:
                                   -----------------------------------------
                                   Christine M. Stark
                                   Secretary

STATE OF NEW YORK )
                            )       ss:
OSWEGO COUNTY               )

         On the _____ day of ____________1999, before me personally came Gregory
J. Kreis, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



Notary Public







STATE OF NEW YORK )
                            )       ss:
OSWEGO COUNTY               )

         On the _____ day of ____________1999, before me personally came Christine M. Stark, to me known and known to me to be the individual described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed the same.



Notary Public